Exhibit 21.1
                                             December 31, 1995


                    UNITED WASTE SYSTEMS, INC.


     These corporations are 100% owned by United Waste Systems,
Inc. (the" Registrant"). Those corporations which are indented are 100% owned by its parent above.


Name                          State of Incorporation

Able Sanitation, Inc.         Michigan
  United Waste Systems of
    Central Michigan, Inc.    Michigan
Benson Brothers
  Disposal, Inc.              New York
Carmel Marina Corporation     California
Neal Road Landfill
  Corporation                 California
Jolon Road Landfill
  Corporation                 California
Cal Sanitation Services,
  Inc.                        California
Portable Site Services, Inc.  California
Connecticut Valley Sanitary
  Waste Disposal, Inc.        Massachusetts
Dakota Resource Recovery,
  Inc.                        Minnesota
Laurel Ridge Landfill, Inc.   Kentucky
Glen's Sanitary Landfill,
  Inc.                        Michigan
Harland's Sanitary Landfill,
  Inc.                        Michigan
Holyoke Sanitary Landfill,
  Inc.                        Massachusetts
K and W Landfill, Inc.        Michigan
Kelly Run Sanitation, Inc.    Pennsylvania
Ken's Pickup Service, Inc.    Michigan
Knutson Services, Inc.        Minnesota
    Knutson Material Recovery
    Facility, Inc.            Minnesota
Northern A-1 Sanitation
  Services, Inc.              Michigan
PRTR, Inc.                    Massachusetts
Peninsula Sanitation, Inc.    Michigan
RCI Clinton, Inc.             Massachusetts
RCI Fitchburg, Inc.           Massachusetts
RCI Hudson, Inc.              Massachusetts
Re-Cy-Co, Inc.                Minnesota
Resource Control Composting,
  Inc.                        Massachusetts
Resource Control, Inc.        Massachusetts
Rhinelander Disposal Service,
  Inc.                        Wisconsin
Roska Route, Inc.             Michigan
Standard Methods, Inc.        Massachusetts
Suburban Sanitation Company   Kentucky
Tri-County Land Corp.         Kentucky
UWS Acquisition, Inc.         Massachusetts
UWS Surety, Inc.              Vermont
United Landfill, Inc.         West Virginia
United Waste Systems (Israel),
   Inc.                       Delaware
United Waste Systems
  of California, Inc.         California
United Waste Systems
  of Corbin, Inc.             Kentucky
     Tri-County Sanitary
     Landfill, Inc.           Kentucky
United Waste Systems of
  Grand Rapids, Inc.          Michigan
United Waste Systems
  of Iowa, Inc.               Iowa
   Central Disposal
   Systems, Inc.              Iowa
   Peterson Demolition, Inc.  Iowa
United Waste Systems
  of Kentucky, Inc.           Kentucky
United Waste Systems
  of Massachusetts, Inc.      Massachusetts
     United Waste Systems
     Hauling, Inc.            Massachusetts
United Waste Systems
  of Michigan, Inc.           Michigan
    Michigan Environs, Inc.   Michigan
United Waste Systems of
  Minnesota, Inc.             Minnesota
    Junker Sanitation
      Services, Inc.          Minnesota
    Twin City Sanitation, Inc.Minnesota
United Waste Systems of
   Mississippi, Inc.          Mississippi
    Bosarge & Edmonds
      Contractors, Inc.       Mississippi
United Waste Systems of
  Virginia, Inc.              Virginia
United Waste Systems of
  West Virginia, Inc.         West Virginia
    Disposal Service, Inc.    West Virginia
United Waste Transfer, Inc.   Minnesota
UWS Transport, Inc.           Delaware
Waste Control Systems, Inc.   Minnesota
West Michigan Disposal, Inc.  Michigan
Williams Landfill Inc.        Kentucky
Zenith/Kremer Waste Systems,
  Inc.                        Minnesota
Zenith/Kremer Material
  Recovery, Inc.              Minnesota
A-1 Transfer, Inc.            Colorado
Estes Park Investments, Inc.  Colorado
M&S Investments, Inc.         Colorado
Andersen-Cottonwood Disposal
  Service, Inc.               California
Colusa Solid Waste Recycling,
  Inc.                        California
Corning Disposal Service,Inc. California
Nevada City Garbage Service,
  Inc.                        California
Clayton Ward Company, Inc.    California
Great Northern Sanitary, Inc. California
S&L Total Waste Systems, Inc. Nevada
CDF Consolidated Corporation  Illinois
Central Sanitary Landfill, Inc.Michigan
Cheshire Sanition, Inc.       New Hampshire
Colorado Waste Services, Inc. Colorado
Wilson Leasing, Inc.          Colorado
Commercial Disposal Co., Inc. Massachusetts
DSI of Shawano County, Inc.   Wisconsin
Dafter Sanitary Landfill, Inc.Michigan
Dietrich Sanitary Service, Inc.North Dakota
HCS Sanitation, Inc.          North Dakota
Jahner Sanitation, Inc.       North Dakota
Jones Sanitation, Inc.        Kentucky
Landfill Systems, Inc.        New Mexico
Landfill Hauling Systems, Inc.New Mexico
McDaniel Landfill, Inc.       North Dakota
Midwest Sanitation Service,Inc. North Dakota
Pando Disposal Services, Inc.  Colorado
Pak'M Roll-off Services, Inc.  Colorado
Salinas Disposal Service, Inc.  California
Rural Dispos-All Serivce, Inc.  California
  Lewis Road Disposal Site, Inc.California
  Johnson Canyon Road Disposal
    Site, Inc.                  California
Madison Lane Properties, Inc.   California
UWS Barre, Inc.                 Massachusetts
UWS of Rhode Island, Inc.       Rhode Island
United Waste Systems, Inc.      Minnesota
United Waste Systems, Inc.      Arizona
  Arizonia Reliable Services
    Company, Inc.               Arizona
  Baker's Rural Sanitation,
    Inc.                        Colorado
  Burbridge Trash Service, Inc. Colorado
United Waste Systems (Israel),
  Inc.                          Delaware
United Waste Sytems
  Leasing, Inc.                 Michigan
United Waste Systems New
  Mexico, Inc.                  New Mexico
United Waste Systems of
  Gardner, Inc.                 Massachusetts
United Waste Systems of
  Minneapolis, Inc.             Minnesota
United Waste Systems of
  Eastern UP, Inc.              Michigan
United Waste Systems of
  Trinity County, Inc.          California
Western Land Acquisition, Inc.  Rhode Island